FINANCING COMMITMENT

                                       FOR

                               CEC RESOURCES LTD.

This Financing Commitment constitutes the whole and entire agreement between the Borrower, CIBC and PLC and cancels and supersedes any prior agreements, undertakings, declarations, representations and warranties, written or verbal, among the parties in respect of the subject matter of this Financing Commitment, including any prior Financing Commitment or arrangements.

--------------------------------------------------------------------------------


                                                              SEPTEMBER 15, 2000



BORROWER:                   CEC Resources Ltd. (the "Borrower")
---------

LENDER:                     Canadian Imperial Bank of Commerce ("CIBC")
-------

GAS PURCHASE AND
SALE TRANSACTIONS
FACILITATOR:                CIBC World Markets PLC or any other subsidiary of
------------                CIBC from time to time ("PLC")


CONFIDENTIALITY:            This Financing  Commitment  will be treated in
----------------            confidence by the Borrower,  CIBC and PLC unless
                            disclosure is required by law or other reporting or disclosure requirements.

AMOUNT:                     Cdn. $6,600,000 as a revolving/term production loan
-------                     (the "Production Loan") and, U.S. $3,000,000 as a
                            swap facility (the "Swap Facility")
                            (collectively, the "Facility").

PURPOSE OF
THE FACILITY:               Production Loan

                            For normal operating requirements and to assist the Borrower in the exploration, development, production and/or acquisition of oil and gas reserves in Western Canada.

                            Swap Facility

                            To provide for the  Borrower's  contingent  exposure
                            under   commodity   swaps  either   financially   or
                            physically settled.

HOSTILE
ACQUISITION:                The Borrower shall not utilize  whether  directly or
                            indirectly  Availments  to  facilitate,   assist  or
                            participate in a hostile acquisition without the prior written consent of CIBC which may be withheld in CIBC's sole discretion.

BORROWING BASE:             Subject to the satisfaction of the Conditions
---------------             Precedent to Funding,  the Production Loan currently
                            permits draws of up to Cdn. $6,600,000,  (the
                            "Borrowing Base") subject to adjustment as herein provided, and will remain in effect until expiration of the Revolving Phase.

                            CIBC will undertake at any time, but not less frequently than semi-annually during the Revolving and Term phase if CIBC so chooses, a review of the Borrower's oil and gas properties evaluated in an independently prepared economic and reserve evaluation report (provided annually) for purposes of redetermining the Borrowing Base applicable to the Facility. To assist in such redetermination, the Borrower will provide to CIBC operating statements and such other technical information with respect to the properties being reviewed as CIBC may request.

                            Should CIBC determine at any time that there is a Borrowing Base Shortfall, during both the Revolving Phase and the Term Phase, the Borrower will, within 60 days, use whatever means necessary to reduce its indebtedness under this Financing Commitment by that amount stipulated by CIBC, or alternatively pledge additional security to CIBC sufficient to cover, in CIBC's opinion, such deficiency.

                            While a Borrowing Base Shortfall exists, the
                            Borrower shall:

                            * not request new Availments, except for the rollover or conversion of a then maturing Availment for a term not exceeding 30 days;

                            *    provide CIBC with information needed to
                                 determine the Borrower's Available Cash Flow;

                            * dedicate on a monthly basis for repayment of this Financing Commitment such portion of its Available Cash Flow as is required to eliminate the Borrowing Base Shortfall within 60 days from the date CIBC delivers notice to the Borrower of the Borrowing Base Shortfall; and

                            * pay the increased compensation required under the heading "Borrowing Base Rate Shortfall or Event of Default".

PRODUCTION LOAN
AVAILABILITY:               The Production Loan can be advanced by way of any
-------------               combination of the following availments:


                            *    overdraft borrowings in Canadian dollars;

                            * letters of credit, letters of guarantee, cheque credits, bid cheques for out of Province land sales and corporate visa (collectively the "Sundry Options").

SWAP FACILITY
AVAILABILITY:               At the  Borrower's  request  and  subject  to market
                            availability, CIBC and/or PLC will provide quotes for i) forward rate agreements to provide fixed or floating rate funding for part or all of the Production Loan ii) commodity swaps covering a portion of the Borrower's oil and gas production,
                            iii) forward exchange contracts and iv) firm gas purchase and sale transactions, subject to the following:

                           o Forward Rate Agreements - terms shall not exceed the lesser of two years and the date of expiry or termination of the Production Loan, with aggregate amounts hedged not to exceed 60% of the average Principal Indebtedness outstanding during the Borrower's previous fiscal quarter;

                           o Commodity Swaps - terms shall not exceed the lesser of two years and the date of expiry or termination of the Production Loan, with aggregate production volumes hedged from all sources, for both natural gas and oil, (calculated separately, not collectively) not to exceed 60% of the Borrower's average production as forecast by CIBC.

                           o Forward Exchange Contracts - terms shall not exceed the lesser of two years and the date of expiry or termination of the Production Loan, with aggregate amounts hedged not to exceed 60% of the Borrower's applicable foreign revenue;

                           o        Physical Gas Purchase and Sale  Transactions
                                    - terms and  conditions  as  outlined in the
                                    Master  Firm  Gas  Purchase/Sale  Agreement,
                                    terms  shall not  exceed  the  lesser of two
                                    years and the date of expiry or  termination
                                    of  the  Production   Loan,  with  aggregate
                                    production volumes hedged from natural gas not to exceed 60% of the Borrower's current daily production volume as determined by CIBC;

                            provided that in all instances, the Borrower's contingent liability to CIBC and/or PLC under the Swap Facility shall be secured and rank pari passu with the Principal Indebtedness.

                            Notwithstanding the foregoing, the sum of the aggregate production volumes hedged with CIBC and/or PLC from natural gas under both the commodity swaps and physical gas purchase and sale transactions described above shall not at any time exceed 60% of the Borrower's current daily production volumes of natural gas as determined by CIBC.

TERM AND
REPAYMENT:                  The  Production  Loan will revolve and  fluctuate at
                            the  Borrower's  option until December 31, 2000 (the
                            "Revolving  Phase") with interest payable monthly in
                            arrears.  At  the  request  of  the  Borrower,   the
                            Production Loan may be renewed upon such terms and for such period, and subject to the requirements listed below, as CIBC may in its discretion agree to (a "Revolving Period"). CIBC may elect to renew all or only a portion of the Production Loan for a further Revolving Phase.

                            Revolving Phase

                            While the Production Loan is in the Revolving Phase, the Borrower may, at least 60 days prior to the termination of the then current Revolving Phase, request an extension of the Revolving Phase provided:

                            * the extension is for 364 days or less;

                            * the extension will not result in the then current
                              Revolving Period extending beyond 364 days; and

                            * CIBC, in its unrestricted discretion,  consents to
                              the extension.

                            An extension of the Revolving Phase will create a new and separate Revolving Phase which in turn can only be extended as provided above.

                            Upon the expiration or termination of the then current Revolving Phase, any amount undrawn under the Production Loan will be permanently cancelled.

                            Term Phase

                            During the Term Phase, the Production Loan will be permanently reduced by way of consecutive monthly principal payments commencing 30 days after the end of the Revolving Phase over an amortization period consistent with the Borrower's cash flow profile, as determined by CIBC, by applying its usual practice for similar type loans in comparable circumstances, provided that such amortization period shall not exceed 36 months.

                            Where used herein, the term "Term Phase" means the period commencing immediately after the end of the "Revolving Phase" until repayment of the Production Loan in full.

PREPAYMENT AND
CANCELLATION:               The Borrower may permanently prepay the Facility in
-------------               whole or in part, subject to the following:

                            * All prepayments, during the Term Phase, will be made in inverse order of maturity;

                            * Availments by way of commodity swaps (financial or physical), forward rate agreements and forward exchange contracts may be prepaid only at maturity except where the Borrower agrees to pay CIBC's breaking costs due to early redemption of offsetting positions or otherwise, including all costs associated with reversing positions, provided such early redemption is possible; and

                            * the Borrower may at any time, upon giving CIBC two Banking Days prior notice, cancel any unused part of the Facility and any cancelled portion will not be reinstated.

RATES AND
STAMPING FEES:              Revolving Phase

                            * CIBC Prime Rate in effect from time to time plus 3/4 of 1% per annum with interest payable monthly in arrears.

                            Term Phase

                            * CIBC Prime Rate in effect from time to time plus 1 3/4% per annum with interest payable monthly in arrears.

STANDBY FEE:                During the Revolving  Phase, a Standby Fee of 1/4 of
------------                1% per annum calculated on the undrawn portion of
                            the available and unused Production Loan is payable monthly in arrears.

RENEWAL FEE:                $5,000 is payable upon the Borrower's acceptance of
------------                the terms and conditions hereof.

SUNDRY OPTIONS:             Fees on Sundry Options are subject to change without
---------------             notice and are payable as follows:

                            Letters of Credit/     -   1.3% per annum or portion
                                                       thereof in advance
                            Letters of Guarantee   -   with a minimum of $150
                            Corporate Visa         -   CIBC standard rates
                            Bid Cheques                2.0% per annum  plus
                                                       $10.00 per cheque for out
                                                       of  province  Bid  Cheque
                                                       transactions

BORROWING BASE
SHORTFALL OR
EVENT OF  DEFAULT:          Effective on the 30th day  following  receipt by the
                            Borrower of a notice of a  Borrowing  Base Shortfall
                            or an Event of  Default (the "Effective  Date"), the
                            interest rates  then  applicable  to CIBC Prime Rate
                            loans  shall increase  by  2%  per  annum  and  such
                            increase shall  remain  in  effect  for as long as a
                            Borrowing  Base   Shortfall   or  Event  of  Default
                            subsists.

LEGAL FEES:                 CIBC's  costs,  including  legal  and  the  cost  to
                            prepare any environmental assessments, in connection with the preparation, establishment, operation or enforcement of this Financing Commitment, including the Security, are for the account of the Borrower.

SECURITY:                   The  Borrower  will  provide  to  CIBC  and  PLC and
                            maintain   the   following   as  security   for  all
                            obligations of the Borrower arising under this Financing Commitment, including any liability or exposure of CIBC under the Sundry Options and CIBC and/or PLC under the Swap Facility;

                            * all Security granted CIBC by the Borrower under the Existing Facility or any other previous facilities including, without limitation, the financing commitments dated November 25, 1998 and October 8, 1999;

                            * a First Supplemental Debenture in the amount of $17,500,000 conveying a first floating charge (with right to fix) over all the present and after-acquired property of the Borrower;

                            * Negative pledge from CEC Resources Ltd. and undertaking to provide fixed charge security;

                            * Negative pledge from Carbon Energy Corporation with respect to not pledging, mortgaging, charging or otherwise creating a security interest in the Borrower's shares without the prior written consent of CIBC, in its sole discretion;

                            * General Security Agreement providing a first priority security interest in all present and after-acquired personal property of the Borrower;

                            * Officer's certificate certifying ownership of properties and interests as evaluated by CIBC;

                            *   Standard CIBC agreement respecting hydrocarbons;

                            * Standard CIBC agreement and documentation relative to Sundry Options;

                            *   Standard CIBC overdraft lending agreement and;

                            * Standard ISDA form agreement relative to swap transactions, (when required);

                            * Master Firm Gas Purchase/Sale Agreement with any relating documents as required by CIBC or its counsel, (when required); and

                            * Acknowledgement of Security from Borrower to PLC and CIBC

                            *   Any  and  all   other security or documents as
                                required by CIBC or its counsel.
                                (collectively the "Security").

                            In the event of any conflict  between this Financing
                            Commitment   and  the   Security,   this   Financing
                            Commitment shall govern.

OTHER COVENANT:             CEC  Resources  Ltd.  covenants not to provide any
---------------             financial  support by guarantee,  pledge of its
                            shares, granting of a security interest or other mortgage, charge, lien or encumbrance of any kind, or otherwise to an affiliate (as such term is defined in the Business Corporations Act (Alberta) without the prior written consent of CIBC, in its sole discretion.

UNDERTAKING:                Upon  request,  the Borrower  agrees to provide CIBC
                            with  such   additional   security  that  in  CIBC's
                            reasonable opinion is required to cover its or PLC's contingent exposure and all indebtedness under the Swap Facility, including without limitation, an acknowledgement and amending agreement and such other documentation as CIBC may request to confirm that the Security held by CIBC as at date hereof secures such contingent exposure and indebtedness to PLC and to amend the Security accordingly.

CONDITIONS
PRECEDENT
TO FUNDING:                 CIBC's obligation to provide increased  Availments
-----------                 shall be subject to the following  conditions
                            precedent being met, unless waived in writing by
                            CIBC:

                            *    execution of the Financing Commitment;

                            * the Security in form and substance satisfactory to CIBC;

                            *    the receipt by CIBC of a duly executed
                                 environmental certificate in CIBC's standard form;

                            * no Event of Default shall have occurred nor any event which, after notice or lapse of time or both, would become an Event of Default; and

                            * the appropriate notice of borrowing, notice of rollover or notice of conversion shall have been delivered in accordance with the notice provisions provided herein.

ADDITIONAL
CONDITION:                  In  addition  to the  conditions  set  forth  above,
                            CIBC's obligation to provide Availments, other than rollovers or conversions of a then maturing advance, shall be suspended for as long as there exists a Borrowing Base Shortfall.

REPORTING
REQUIREMENTS:               The Borrower will provide to CIBC:
-------------

                            * audited financial statements of Carbon Energy Corporation within 120 days of the Borrower's fiscal year-end;

                            * Carbon Energy Corporation's quarterly 10 Q filings;

                            * unaudited annual financial statements of the Borrower within 120 days of the Borrower's fiscal year-end;

                            * unaudited quarterly financial statements within 60 days of the end of the first three fiscal quarters of each fiscal year;

                            * an independently prepared economic and reserve evaluation report covering the Borrower's oil and gas properties along with annual cash flow projections and capital expenditure budgets within 90 days of the end of each fiscal year;

                            * at the request of CIBC, production revenue statements on a monthly basis within 60 days of each month end, such statements indicating the gross oil and gas production, net production, total revenues, royalties and other burdens, operating expenses and net revenues, in a format acceptable to CIBC;

                            * compliance certificate substantially in the form of Schedule B hereto within 60 days of the end of each fiscal quarter; and

                            * such other documentation and information as CIBC may reasonably request, including any internally or independently prepared environmental assessment reports in the Borrower's possession.

DISPOSITION
LIMIT: In addition to the Borrower's covenants found in Schedule A, the Borrower will not sell, convey or otherwise dispose of any of its Proved Producing Reserves or related facilities, other than in the normal course of business and on arm's length terms, provided that, if cumulative proceeds of all dispositions to be received by the Borrower exceed $500,000 in any calendar year, such proceeds will be used to permanently repay the Principal Indebtedness, unless other arrangements are made with CIBC.

CHANGE
OF CONTROL:                 The Borrower shall notify CIBC of a Change
                            of Control as soon as it becomes aware thereof, and CIBC may at its sole discretion, by written notice to the Borrower, terminate the Facility upon a Change of Control occurring. Such termination will be effective on the 30th day following the giving of the notice by CIBC and thereupon all Principal
                            Indebtedness, interest, fees and all amounts due by the Borrower to CIBC or PLC under the Facility will be due and payable.

INDEMNITY:                  The Borrower agrees to indemnify and hold CIBC and
----------                  its officers,  directors,  employees and agents
                            harmless against any and all  liabilities  and costs
                            associated  with or as a result of CIBC and PLC
                            entering  into and  performing  their  obligations
                            under  this  Financing  Commitment,   including  but
                            not limited to liabilities or costs associated with or as a result of (i) any transaction financed or to be financed in whole or part, directly or indirectly, by the proceeds of this Facility; or
                            (ii)  any  breach  or non-compliance of any
                            legislation, order, directive or judgment by the Borrower for the protection of the environment. This indemnity will survive the repayment, cancellation or termination of this Financing Commitment.

NOTICES: Any notice or communication to be given hereunder and under the Security may be effectively given by delivering the same at the addresses hereinafter set forth or by telecopy or by sending the same by prepaid registered mail to the parties at such addresses. Any notice so mailed will be deemed to have been given upon actual receipt thereof. The address of the parties are:

                            CEC Resources Ltd.
                            1750, 530 - 8th Avenue S.W.
                            Calgary, Alberta
                            T2P 3S8

                            Attention:        Robert R. Morrison
                                              President
                            Telecopy:         (403) 262-8167


                            Canadian Imperial Bank of Commerce
                            Oil and Gas Group
                            10th Floor Bankers Hall
                            855 - 2nd Street S.W.
                            Calgary, Alberta
                            T2P 2P2

                            Attention:        Vice President, Oil & Gas
                            Telecopy:         (403) 221-5779


                            Either party may from time to time notify the other, in accordance with the provisions hereof, of any change of address or addressee, which thereafter, until changed by like notice, will be the address of such party for all purposes of this Financing Commitment and the Security.

GENERAL TERMS
AND CONDITIONS:             Schedule "A" contains general definitions,
---------------             covenants,  events of default,  terms and conditions
                            which form part of this Financing Commitment.

PRIOR
INDEBTEDNESS:               All  amounts   owing  by  the  Borrower  as  at  the
                            effective date hereof under any other financing commitment or agreement shall be deemed to be amounts owing under this Facility and this Financing
                            Commitment as of the effective date hereof.

                            OUR FINANCING COMMITMENT IS OPEN TO ACCEPTANCE BY YOU ON OR PRIOR TO OCTOBER 20, 2000.

                            CANADIAN IMPERIAL BANK OF COMMERCE

                            Per:
                            Name:    R.M. MacDonald
                            Title:   Director, Corporate Lending

                            Per:
                            Name:    Scott Daniel

                            Title:   Manager, Commercial Banking

                            THE ABOVE TERMS AND CONDITIONS AND THOSE CONTAINED IN THE ATTACHED SCHEDULE "A" ARE AGREED TO BE EFFECTIVE THE DAY OF OCTOBER, 2000.

                            CEC RESOURCES LTD.

                            Per:
                            Name:    Robert Morrison
                            Title:   President

                            Per:
                            Name:    Kevin D. Struzeski
                            Title:   Treasurer